UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2025

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 6, 2025, Reborn Coffee, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with the purchasers named therein (the “Arena Investors”). Under the Securities Purchase Agreement, the Company will issue 10% original issue discount secured convertible debentures (“Debentures”) in a principal amount of up to $10,000,000, divided into up to four separate tranches that are each subject to certain closing conditions (the “Offering”). The conversion price per share of each Debenture, subject to adjustment as provided therein, is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock, par value $0.0001 per share (“Common Stock”) during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures). The Debentures accrue interest at a rate of 10% per annum paid in kind, unless there is an event of default in which case the Debentures will accrue interest at a default rate.

Upon the consummation of the closing of each tranche, the Company will also issue common stock purchase warrants (“Warrants”) to each Arena Investor who participates in such closing. The Warrants will: (i) provide for the purchase by the applicable Arena Investor of a number of shares of Common Stock equal to 20% of the total principal amount of the related Debenture purchased by the Arena Investor on the applicable closing date divided by 92.5% of the lowest daily VWAP of Common Stock for the five consecutive trading day period ended on the last trading day immediately preceding such closing date and (ii) be exercisable at an exercise price equal to 92.5% of the average of the lowest daily VWAP of the Common Stock over the consecutive trading days immediately preceding the delivery of the applicable Notice of Exercise (as defined in the Warrants).

The closing of the first tranche was consummated on February 11, 2025 (the “First Closing”) and the Company issued to the Arena Investors Debentures in an aggregate principal amount of $555,555 (the “First Closing Debentures”). The First Closing Debentures were sold to the Arena Investors for a purchase price of $500,000, representing an original issue discount of ten percent (10%). The Company also issued to the Arena Investors 111,111 Warrants in connection with the First Closing (the “First Closing Warrants’).

The Debentures contain customary representations, warranties, covenants, and events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 130% of the outstanding principal amount and 100% of the accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

The Warrants contain customary representations, warranties, and covenants.

The Company and each of its subsidiaries, Reborn Global Holdings, Inc., Reborn Coffee Franchise, LLC, Reborn Realty, LLC, Reborn Coffee Korea, Inc., Reborn Malysia, Inc., and Bbang Ssaem Bakery Co. Ltd. (the “Subsidiaries”), agreed, pursuant to a Security Agreement, dated February 10, 2025 (the “Security Agreement”), with the Arena Investors, to grant the Arena Investors a security interest in all of their assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Subsidiaries entered into Guarantee Agreements, each dated February 10, 2025 (the “Guarantee”), with the Arena Investors, pursuant to which they agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

The Company also agreed, pursuant to a Registration Rights Agreement, dated February 10, 2025 (the “Registration Rights Agreement”), with the Arena Investors to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement by April 10, 2025 to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules.

Pursuant to a Placement Agency Agreement between the Company and Dawson James Securities, Inc. (“Dawson James”), dated February 6, 2025 (the “Placement Agency Agreement”), Dawson James acted as the sole placement agent in the Offering. Pursuant to the Placement Agency Agreement, the Company will pay to Dawson James a placement fee equal to 5% of the aggregate gross proceeds received by the Company from the sale of the securities in each tranche of the Offering. The Company will also pay for certain expenses of Dawson James in an amount not to exceed $100,000.

Equity Line of Credit

On February 10, 2025, the Company entered into a purchase agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd (the “Investor”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct the Investor to purchase up to $50,000,000 in shares of the Company’s Common Stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of Commitment Fee Shares (as defined below) and additional shares to be sold to the Investor from time to time under the ELOC Agreement. The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct the Investor to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to the Investor. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount (as defined in the ELOC Agreement). The purchase price to be paid by the Investor for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Agreement) of the Company’s Common Stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Agreement.

In consideration for the Investor’s execution and delivery of the ELOC Agreement, the Company agreed to issue to the Investor, as a commitment fee: (i) a number of shares of Common Stock (the “Initial Commitment Fee Shares”) equal to 750,000 divided by the simple average of the daily VWAP of the Common Stock during the five trading days immediately preceding the effectiveness of the initial registration statement (the “Initial Registration Statement”) on which the Initial Commitment Fee Shares are registered promptly after the effectiveness of the Registration Statement and (ii) a number of shares of Common Stock (“Additional Commitment Fee Shares,” and tougher with the Initial Commitment Fee Shares, the “Commitment Fee Shares”) equal to 750,000 divided by the simple average of the daily VWAP of the Common Stock during the five trading days immediately preceding the two month anniversary of the effectiveness of the Initial Registration Statement, promptly after such two-month anniversary.

Under the ELOC Agreement the Company also agreed to, no later than April 10, 2025, file with the SEC a registration statement for the resale by the Investor of the ELOC Shares and the Commitment Fee Shares, and to file one or more additional registration statements if necessary.

The ELOC Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Warrants, the Securities Purchase Agreement, the Debentures, the Security Agreement, the Guarantee, the Registration Rights Agreement, and the ELOC Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Debentures, the Warrants, the ELOC Shares, the Commitment Shares and the shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants is incorporated by reference herein in its entirety. The Company has issued the Debentures and the Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the ELOC Shares, the Commitment Shares, and any shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants pursuant to the same exemption. The Arena Investors and the Investor are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Exhibit
4.1	Form of Common Stock Purchase Warrant
10.1†	Form of Securities Purchase Agreement by and between Reborn Coffee, Inc. and the Arena Investors dated February 6, 2025
10.2	Form of 10% Original Issue Discount Secured Convertible Debenture
10.3†	Form of Security Agreement between the Company, the Subsidiaries and the Arena Investors dated February 10, 2025
10.4	Form of Guarantee Agreement between the Subsidiaries and the Arena Investors dated February 10, 2025
10.5	Form of Registration Rights Agreement between the Company and the Arena Investors dated February 10, 2025
10.6†	Purchase Agreement between the Company and Arena Business Solutions Global SPC II, Ltd, dated as of February 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2025

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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